UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 25, 2011

Penson Worldwide, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32878	75-2896356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Pacific Avenue, Suite 1400, Dallas, Texas		75201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 214-765-1100

Not Applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 25, 2011, Mr. David Reed resigned as a member of the Board of Directors of Penson Worldwide, Inc. (the “Company”). Mr. Reed’s decision was not because of any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

On November 29, 2011, the Board of Directors of the Company appointed Ms. Diane Schueneman to replace Mr. Reed as an independent member of the Board of Directors of the Company. Ms. Schueneman will serve as a Class II Director. Class II Directors will stand for election at the 2013 annual meeting of the Company’s stockholders. Ms. Schueneman has also been appointed as Mr. Reed’s replacement on the Audit Committee and the Compensation Committee of the Board of Directors of the Company. Mr. David Kelly has been appointed as the Chairman of the Audit Committee. As a non-employee member of the Board of Directors, Ms. Schueneman will be eligible to participate in the Company’s existing compensation arrangements for directors, as described in the Company’s most recent proxy filing, including an initial equity grant pursuant to the Director Automatic Grant Program of the Company’s Amended and Restated 2000 Stock Incentive Plan.

On November 30, 2011, the Company issued a press release related to the appointment of Ms. Schueneman.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release dated November 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENSON WORLDWIDE, INC.

Date: November 30, 2011	By:	/s/ Philip A. Pendergraft
Name: Philip A. Pendergraft
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated November 30, 2011.